                                                                    EXHIBIT 21.1

                           TRIDENT MICROSYSTEMS, INC.


                              LIST OF SUBSIDIARIES

      Name of Subsidiary                Jurisdiction of Incorporation    Ownership Percentage
      ------------------                -----------------------------    --------------------
Trident Microsystems (Far East) Ltd.           Cayman Islands                    100%



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